Exhibit 99
For More Information
Investor Contacts:

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-7722
Suzanne@blueshirtgroup.com

Barry Zwarenstein
CFO, Senior Vice President
SMART Modular Technologies
510-624-8134
Barry.Zwarenstein@smartm.com

SMART Modular Technologies Reports Second Quarter Fiscal 2009 Results

and Announces $10 Million Share Repurchase Program

FREMONT, CA – March 26, 2009 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, solid state drives, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the second quarter of fiscal 2009.

Second Quarter Fiscal 2009 Highlights:
•	Net Sales of $109.1 Million
•	Gross Profit of $24.1 Million
•	Adjusted EBITDA of $10.2 Million
•	GAAP EPS of ($0.03)
•	Non-GAAP Diluted EPS of $0.06
•	Year-to-date Operating Cash Flow of $24.6 million
•	Cash and Cash Equivalents of $125.4 million

Net sales for the second quarter of fiscal 2009 were $109.1 million, compared to $140.8 million for the first quarter of fiscal 2009, and $164.5 million for the second quarter of fiscal 2008.

Gross profit for the second quarter of fiscal 2009 was $24.1 million, compared to $25.8 million for the first quarter of fiscal 2009, and $32.9 million for the second quarter of fiscal 2008.

GAAP net income (loss) for the second quarter of fiscal 2009 was ($1.9) million, or ($0.03) per share, compared to ($6.9) million, or ($0.11) per share for the first quarter of fiscal 2009, and $11.4 million, or $0.18 per diluted share for the second quarter of fiscal 2008.

Non-GAAP net income was $4.1 million or $0.06 per diluted share for the second quarter of fiscal 2009, compared to $3.0 million, or $0.05 per diluted share for the first quarter of fiscal 2009, and $13.3 million, or $0.21 per diluted share for the second quarter of fiscal 2008. Non-GAAP net income excludes charges related to goodwill impairment, restructuring, and stock-based compensation.  Please refer to the “Non-GAAP Information” below for further detail.

Adjusted EBITDA for the second quarter of fiscal 2009 was $10.2 million, compared to $10.3 million for the first quarter of fiscal 2009, and $19.1 million for the second quarter of fiscal 2008.  Adjusted EBITDA is defined as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, and stock-based compensation expense.

Operating cash outflow for the second quarter of fiscal 2009 was $4.1 million mainly due to working capital changes.  Year-to-date operating cash flow was $24.6 million.  Cash and cash equivalents at the end of the second quarter of fiscal 2009 was $125.4 million and long-term debt, due in 2012, remained at $81.3 million.

The Company also announced that its Board of Directors has authorized the repurchase of up to $10 million of the Company’s ordinary shares. The timing, duration, and the exact number of shares to be purchased will be at the Company’s discretion. Under the repurchase program, depending on price, regulatory requirements, market conditions and other factors, shares may be purchased on the open market or in privately negotiated transactions.  The Company intends to repurchase shares using its available cash.  At the end of its second fiscal quarter, SMART had 61,730,661 ordinary shares outstanding.  Purchases under the program may be commenced, suspended, or terminated at any time without prior notice.

“The Board's approval of this share repurchase program reflects its confidence in the long-term growth of SMART's business and an ongoing commitment to deliver shareholder value.  The Board and management believe that SMART’s shares are currently undervalued relative to SMART’s long-term earning potential,” commented Iain MacKenzie, President and CEO of SMART.

“For the second quarter of fiscal 2009, we are proud to report that gross profit and non-GAAP EPS surpassed the high-end of our guidance, driven by a favorable mix shift towards higher margin businesses in combination with prudent financial management,” added Mr. MacKenzie.  “These accomplishments were achieved even with lower net sales which were impacted by challenging macro economic conditions and weak market demand.  Despite this relatively strong performance and our strong balance sheet, and despite our confidence in the eventual resumption of growth, we remain mindful of the current overall weak environment and have decided to take further steps to help protect long-term profitability.  These steps include salary reductions in the U.S., shortened work weeks internationally, a suspension of our 401(k) matching program and a reduction in Board compensation.  We expect that these cost-reductions, along with our leading market position and focus on financial controls, will enable us to endure these challenging times,” concluded Mr. MacKenzie.

Business Outlook

The following statements are based upon management’s current expectations.  These statements are forward-looking, and actual results may differ materially.  The Company undertakes no obligation to update these statements.

For the third quarter of fiscal 2009, SMART estimates net sales will be in the range of $95 million to $105 million, gross profit in the range of $17 million to $19 million, and net (loss) per share will be in the range of ($0.05) to ($0.04) on a GAAP basis.  On a non-GAAP basis, excluding charges related to restructuring, stock-based compensation, and other non-recurring items, such as estimated costs associated with the planned relocation of its corporate headquarters, the Company expects net income per diluted share will be in the range of $0.00 to $0.01.

Conference Call Details

SMART’s second quarter, fiscal 2009 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, March 26, 2009. The call may be accessed US toll free by calling (800) 240-4186 or US toll by calling (303) 228-2960. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at http://www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, April 9, 2009, by dialing (800) 405-2236 and entering passcode 11127425#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future expectations, plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include projections regarding the Company’s financial performance and financial condition, the share repurchase program, the benefits of cost-reduction measures, and the Company’s market position.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, DRAM supply and demand, production or manufacturing difficulties, competitive factors, new products and technological changes (or rate of adoption), fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, the timing, duration, number of repurchased shares (if any), price, regulatory requirements, and market conditions, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission including the Company’s Form 10-K for the fiscal year ended August 29, 2008 and Form 10-Q for the quarter ended November 28, 2008. Such risk factors as outlined in this press release and the Company’s periodic report filings may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including Adjusted  EBITDA, non-GAAP net income and non-GAAP net income per diluted share. We define adjusted EBITDA as GAAP net income (loss) plus net interest expense, income tax expense, depreciation and amortization expense, goodwill impairment charges, restructuring charges, and stock-based compensation expense.  Non-GAAP net income and non-GAAP net income per diluted share do not include goodwill impairment charges, restructuring charges, stock-based compensation expense, and other infrequent or unusual items, such as estimated costs associated with the planned relocation of its corporate headquarters.  These non-GAAP financial measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART's core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below:

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (In thousands, except per share data; unaudited)

	Three Months Ended February 27, 2009	Three Months Ended November 28, 2008	Three Months Ended February 29, 2008	Six Months Ended February 27, 2009	Six Months Ended February 29, 2008
Net income (loss)	$(1,850)	$(6,878)	$11,440	$(8,728)	$23,505
Add:
Goodwill impairment, no tax effect	3,206	7,210	—	10,416	—
Restructuring charges, net of tax	925	886	—	1,811	—
Stock-based compensation expense charged to operating expense, net of tax	1,787	1,775	1,823	3,562	3,451
Non-GAAP net income	$4,068	$2,993	$13,263	$7,061	$26,956

Non-GAAP net income per diluted share	$0.06	$0.05	$0.21	$0.11	$0.42
Shares used in computing net income per diluted share	63,326	63,330	63,713	63,328	63,684

Net income (loss)	$(1,850)	$(6,878)	$11,440	$(8,728)	$23,505
Interest expense, net	1,698	1,752	1,327	3,450	2,351
Income taxes	1,263	2,177	1,539	3,440	4,220
Depreciation and amortization	3,115	3,330	2,953	6,445	5,570
EBITDA	$4,226	$381	$17,259	$4,607	$35,646
Adjustments:
Goodwill impairment	3,206	7,210	—	10,416	—
Restructuring charges	935	886	—	1,821	—
Stock-based compensation expense charged to operating expenses	1,800	1,787	1,835	3,587	3,474
Adjusted EBITDA	$10,167	$10,264	$19,094	$20,431	$39,120

RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
(In millions, except per share data; unaudited)

	Three Months Ending May 29, 2009
	Non-GAAP Range of Estimate				GAAP Range of Estimate
	From	To	Adjustments		From	To
Net income (loss)	$0.2	$0.5	$3.0	(a)	$(2.8)	$(2.5)

Net income (loss) per share	$0.00	$0.01			$(0.05)	$(0.04)

Shares used in computing net income (loss) per diluted share	63.3	63.3			61.7	61.7

(a) Reflects estimated adjustment for restructuring charges, stock-based compensation, and relocating corporate headquarters.

About SMART

SMART Modular Technologies is a leading provider of memory products, offering more than 500 standard and custom products to top-tier OEMs in the computer, industrial, networking, and telecommunications sectors. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash in various form factors. Through its subsidiary, Adtron Corporation, SMART offers high performance, high capacity solid-state drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets. SMART's Display and Embedded Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART's presence in the US, Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. More information on SMART can be obtained at www.smartm.com.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended February 27, 2009	Three Months Ended February 29, 2008	Six Months Ended February 27, 2009	Six Months Ended February 29, 2008
	(In thousands, except per share data)
Net sales	$109,089	$164,497	$249,864	$341,870
Cost of sales	85,022	131,609	199,981	274,888
Gross profit	24,067	32,888	49,883	66,982
Research and development	5,142	4,624	10,578	9,309
Selling, general and administrative	13,782	14,331	28,249	29,392
Restructuring charges	935	—	1,821	—
Goodwill impairment	3,206	—	10,416	—
Total operating expenses	23,065	18,955	51,064	38,701
Income (loss) from operations	1,002	13,933	(1,181)	28,281
Interest expense, net	(1,698)	(1,327)	(3,450)	(2,351)
Other income (expense), net	109	373	(657)	1,795
Total other expense, net	(1,589)	(954)	(4,107)	(556)
Income (loss) before provision for income taxes	(587)	12,979	(5,288)	27,725
Provision for income taxes	1,263	1,539	3,440	4,220
Net income (loss)	$(1,850)	$11,440	$(8,728)	$23,505
Net income (loss) per share, basic	$(0.03)	$0.19	$(0.14)	$0.39
Shares used in computing net income per ordinary share	61,673	60,869	61,590	60,782
Net income (loss) per share, diluted	$(0.03)	$0.18	$(0.14)	$0.37
Shares used in computing net income (loss) per diluted share	61,673	63,713	61,590	63,684

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 27, 2009	August 29, 2008
	(In thousands)
ASSETS
Cash and cash equivalents	$125,393	$115,994
Accounts receivable, net of allowances of $1,143 and $1,517 as of February 27, 2009 and August 29, 2008, respectively	115,591	193,736
Inventories	84,610	62,430
Prepaid expenses and other current assets	12,889	14,973
Total current assets	338,483	387,133
Property and equipment, net	33,099	39,317
Goodwill	—	7,210
Other intangible assets, net	8,010	8,545
Other non-current assets	4,014	4,943
Total assets	$383,606	$447,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$58,950	$93,482
Accrued expenses and other current liabilities	22,070	23,942
Total current liabilities	81,020	117,424
Long-term debt	81,250	81,250
Other long-term liabilities	2,171	1,568
Total liabilities	164,441	200,242
Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	104,228	100,234
Deferred stock-based compensation	(34)	(91)
Accumulated other comprehensive income (loss)	(8,932)	14,132
Retained earnings	123,893	132,621
Total shareholders’ equity	219,165	246,906
Total liabilities and shareholders’ equity	$383,606	$447,148

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES
SUMMARY CASH FLOW INFORMATION
(Unaudited)

	Six Months Ended February 27, 2009	Six Months Ended February 29, 2008
	(In thousands)

Net cash provided by operating activities	$24,581	$19,764
Net cash used in investing activities	$(11,368)	$(9,621)
Net cash provided by financing activities	$464	$305